SUB-ITEM 77-Q1 (A)
EXHIBITS


AMENDMENT #1
TO THE BY-LAWS
OF
FEDERATED CORE
TRUST III

Effective June 1, 2013

      Insert the
following into
ARTICLE VII,
DIVIDENDS and
renumber the remaining
sections accordingly:
	Section 2.
DELEGATION OF
AUTHORITY
RELATING TO
DIVIDENDS.  The
Trustees or the Executive
Committee may delegate to
any Officer or Agent of the
Trust the ability to
authorize the payment of
dividends and the ability to
fix the amount and other
terms of a dividend
regardless of whether or
not such dividend has
previously been authorized
by the Trustees.




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		US_ACTIVE-114954423.1-ABHELSCH 11/25/2013 1:57 PM